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                                                                     Exhibit 1.1


                         National City Capital Trust II

                          (a Delaware statutory trust)

                           Trust Preferred Securities

                               PURCHASE AGREEMENT

                             Dated: October 27, 2006

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                         National City Capital Trust II

                          (a Delaware statutory trust)

                           Trust Preferred Securities

                               PURCHASE AGREEMENT

                                                                October 27, 2006

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
UBS Securities LLC
   as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith
    Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

     National City Capital Trust II, a statutory trust formed under the laws of the State of Delaware (the "Trust"), and National City Corporation, a Delaware corporation, as sponsor of the Trust and as guarantor (the "Guarantor"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), UBS Securities LLC ("UBS Securities") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and UBS Securities are acting as representatives (in such capacity the "Representatives"), with respect to the issue and sale by the Trust to the several Underwriters of the respective amounts set forth in Schedule A 30,000,000 Trust Preferred Securities (liquidation amount $25 per Preferred Security) with an aggregate liquidation amount of $750,000,000 (the "Firm Securities") representing preferred beneficial interests in the Trust. In addition, the Guarantor and the Trust grant to the Underwriters the right to purchase up to an additional 4,500,000 Trust Preferred Securities (the "Optional Securities," and together with the Firm Securities, the "Securities"). The Guarantor will be the owner of all of the beneficial ownership interests represented by the common securities issued by the Trust (the "Common Securities"). The proceeds from the sale of the Firm Securities to the Underwriters will be used to purchase $750,000,000 aggregate principal amount of Income Capital Obligation NotesSM of the Guarantor having a scheduled maturity date of November 15, 2036 and a final maturity date of November 15, 2066 (the "ICONs") and the proceeds from the sale of any Optional Securities will be used to buy up to $112,500,000 aggregate principal amount of ICONs. The Guarantor will issue and exchange $1,000,000 aggregate principal amount of ICONs for Common Securities. The Trust Preferred Securities and the Common Securities will be issued pursuant to the Trust Agreement (as defined below). The ICONs will be issued by the Guarantor pursuant to an indenture (the "Indenture") to be entered into at or prior to the Closing Time (as defined below), as supplemented, between the Guarantor and The Bank of New York Trust Company, N.A. (the "Indenture Trustee").

     The Guarantor will, through (i) the Indenture, (ii) the ICONs, (iii) the Amended and Restated Trust Agreement to be entered into at or prior to the Closing Time (the "Trust Agreement"), by and


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among National City Corporation, as Sponsor to the Trust, The Bank of New York
Trust Company, N.A., as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (collectively, the "Trustees") and the holders, from time to time, of undivided beneficial interest in the assets for the Trust, and (iv) the Guarantee Agreement (the "Guarantee") between the Guarantor and The Bank of New York Trust Company, N.A., as trustee (the "Guarantee Trustee"), taken together, fully, irrevocably and unconditionally guarantee on a junior subordinated basis all of the Trust's obligations under the Securities to the extent that the Trust has available funds for payments on the ICONs, as described in the Prospectus and Disclosure Package (each as defined below).

     Subject to the terms and conditions set forth herein, the Guarantor and the Trust hereby agree that the Guarantor shall sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase the numbers of the Firm Securities set forth opposite the name of such Underwriter at a purchase price of $24.2125 per Firm Security plus accrued distributions, if any (collectively the "Purchase Price"); provided that, for sales by any Underwriter of more than 20,000 Firm Securities to a single purchaser, the Purchase Price per Firm Security will be $24.50 (the "Institutional Price"). The Representatives will provide notice to the Company of the number of Firm Securities to which the Institutional Price applies. The initial public offering price of the Securities shall be $25 per Security. In addition, subject to the terms and conditions set forth herein and incorporated by reference herein, the Guarantor and the Trust grant to the Underwriters the right to purchase the Optional Securities at a purchase price of $24.2125 per Optional Security, plus accrued distributions, if any. The right to purchase the Optional Securities hereunder is for use by the Underwriters solely for the purpose of covering over-allotments in the sale of the Firm Securities. The right to purchase the Optional Securities may be exercised at any time upon notice by the Representatives to the Guarantor and the Trust, which notice may be given at any time within 30 days from the date of this agreement.

     The Trust and the Guarantor understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and each of the Indenture and the Guarantee has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

     The Trust and the Guarantor have filed with the Securities and Exchange Commission (the "Commission") an automatic shelf registration statement on Form S-3 (Nos. 333-138195 and 333-138195-03), including the related base prospectus, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the "1933 Act Regulations") under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Trust and the Guarantor will prepare and file a prospectus in accordance with the provisions of Rule 430B ("Rule 430B") of the 1933 Act Regulations and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as "Rule 430B Information." The preliminary prospectus supplement dated October 25, 2006 used in connection with the offering of the Securities that omitted Rule 430B Information together with the base prospectus included in the Registration Statement is herein called the "Preliminary Prospectus." Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the "Registration Statement." The Registration Statement at the time it originally became effective is herein called the "Original Registration Statement." The final prospectus supplement dated October 27, 2006, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by


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reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement together with the base prospectus included in the Registration Statement, is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "described," "disclosed," "included" or "stated" in the Registration Statement, the Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be.

          SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Trust and the Guarantor. The Trust and the Guarantor, jointly and severally, represent and warrant to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(ii) hereof and as of the Closing Time referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

          (i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Guarantor was and is a "well-known seasoned issuer" as defined in Rule 405 of the 1933 Act Regulations ("Rule 405"). The Registration Statement is an "automatic shelf registration statement," as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Guarantor on a Rule 405 "automatic shelf registration statement". The Guarantor has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

          At the time of filing the Original Registration Statement, at the earliest time thereafter that the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Guarantor was not and is not an "ineligible issuer," as defined in Rule 405.

          (ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations ("Rule 462(e)") on October 25, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that


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     purpose have been instituted or are pending or, to the knowledge of the
     Trust or the Guarantor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Trust or the Guarantor or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations ("Rule 163") and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

          At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          The Preliminary Prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below) and, the Statutory Prospectus (as defined below) and the information included on Schedule B hereto, all considered together (collectively, the "General Disclosure Package"), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          As of the time of the filing of the Final Term Sheet, the General Disclosure Package, when considered together with the Final Term Sheet (as defined in Section 3(b)), will not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          As used in this subsection and elsewhere in this Agreement:


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          "Applicable Time" means 3:03 p.m. (Eastern time) on October 27, 2006 or such other time as agreed by the Guarantor and the Representatives.

          "Guarantor Agreements" means, collectively, the Guarantee, the ICONs, the Trust Agreement and the Indenture.

          "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 of the 1933 Act Regulations ("Rule 433"), relating to the Securities that (i) is required to be filed with the Commission by the Guarantor, (ii) is a "road show that is a written communication" within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Guarantor's records pursuant to Rule 433(g).

          "Issuer General Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

          "Issuer Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

          "Statutory Prospectus" as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies Merrill Lynch as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

          The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use therein.

          (iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


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          (iv) Independent Accountants. Ernst & Young LLP, the accounting firm that certified the financial statements and supporting schedules included in the Registration Statement is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

          (v) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Guarantor and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Guarantor and the consolidated subsidiaries of the Guarantor considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Trust or the Guarantor or any of the subsidiaries of the Guarantor, other than those in the ordinary course of business, which are material with respect to the Trust or the Guarantor and the subsidiaries of the Guarantor considered as one enterprise.

          (vii) Good Standing of the Guarantor. The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect (as hereinafter defined).

          (viii) Good Standing of Significant Subsidiaries. Each "significant subsidiary" of the Guarantor (as such term is defined in Rule 1-02 of Regulation S-X) and each subsidiary listed on Schedule C hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable


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     (subject to the provisions of Section 55 of Title 12 of the United States
     Code in the case of Significant Subsidiaries which are national banking associations or similar provisions applicable to other depository institution subsidiaries or the Guarantor under the laws of the respective jurisdictions in which they are organized) and, except for any director's qualifying shares, is owned by the Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary; and 100% of its capital stock, other than any director's qualifying shares, is owned by the Guarantor, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

          (ix) Good Standing of the Trust. The Trust has been duly created and is validly existing as a statutory trust in good standing under the Trust Agreement and the Delaware Statutory Trust Act and will be treated as a "grantor trust" for United States Federal income tax purposes under existing law, has the trust power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and the Trust has conducted no business to date, and it will conduct no business in the future that would be inconsistent with the description of the Trust set forth in the General Disclosure Package and the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the General Disclosure Package and the Prospectus; based on expected operations and current law, the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

          (x) Capitalization. The authorized, issued and outstanding capital stock of the Guarantor is as set forth in the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit, employee stock purchase or dividend reinvestment plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus or pursuant to the pending acquisition of Harbor Florida Bancshares, Inc. and Fidelity Bankshares, Inc., as described in the Prospectus). The shares of issued and outstanding capital stock of the Guarantor have been duly authorized and validly issued and are fully paid and non- assessable; none of the outstanding shares of capital stock of the Guarantor was issued in violation of the preemptive or other similar rights of any securityholder of the Guarantor.

          (xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Trust and the Guarantor.

          (xii) Authorization of the Trust Agreement. The Trust Agreement has been duly authorized and when validly executed and delivered by the Guarantor and the Administrative Trustees as of the Closing Time will constitute a valid and binding obligation of the Guarantor and the Administrative Trustees, enforceable in accordance with its terms, subject to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and
     (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.


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          (xiii) Authorization of the Guarantor Agreements. The Guarantee
     Agreement has been duly qualified under the 1939 Act, and the Guarantor Agreements have each been duly authorized and when validly executed and delivered by the Guarantor will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by
     (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally; and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity embodied in Delaware and New York statutes and common law. The ICONs are entitled to the benefits of the Indenture; and the Guarantor Agreements will conform to the descriptions thereof in the General Disclosure Package and the Prospectus.

          (xiv) Authorization of the Indenture. The Indenture has been duly authorized by the Guarantor and duly qualified under the 1939 Act and, when duly executed and delivered by the Guarantor and the Trustee, will constitute a valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally; and (ii) the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, acceleration, specific performance or injunctive relief, and the effect of general principles of equity embodied in Delaware and New York statutes and common law.

          (xv) Authorization of the Securities. The Securities have been duly authorized by the Trust Agreement and, at the Closing Time, when issued and delivered in accordance with the terms of this Agreement, the Trust Agreement, as described in the General Disclosure Package and the Prospectus, will be validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of the Trust under the Trust Agreement and the Delaware Statutory Trust Act and will conform to the description of the Securities contained in the General Disclosure Package and the Prospectus; the issuance of the Securities is not subject to any preemptive or other similar rights; the Securities will have the rights set forth in the Trust Agreement; and the holders of Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, provided that the holders of Securities may be obligated, pursuant to the Trust Agreement,
     (a) to provide indemnity and/or security in connection with any taxes or governmental charges arising from transfers or exchanges of Capital Securities Certificates (as defined in the Trust Agreement) and the issuance of replacement Capital Securities Certificates and (b) to provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Agreement) to exercise its rights and remedies under the Trust Agreement.

          (xvi) Description of the ICONs and the Indenture. The ICONs and the Indenture will conform in all material respects to the respective statements relating thereto contained in the General Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement or on Current Reports on Form 8-K or on Form 8-A under the 1934 Act.

          (xvii) Authorization of the Common Securities of the Trust. The Common Securities of the Trust to be sold to the Guarantor have been duly authorized by the Trust Agreement, and,


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     when issued in accordance with the terms of the Trust Agreement and delivered to the Guarantor against payment in kind (in the form of ICONs) therefor as described in the General Disclosure Package and the Prospectus, will represent validly issued and (subject to the terms of the Trust Agreement) fully paid undivided beneficial interests in the assets of the Trust and will conform to the description thereof contained in the General Disclosure Package and the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time all of the issued and outstanding Common Securities of the Trust will be directly owned by the Guarantor free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (xviii) Absence of Defaults and Conflicts. Neither the Guarantor nor any of its subsidiaries (including the Trust) is in violation of its charter, by-laws or other organizational documents, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Guarantor or any of the subsidiaries of the Guarantor (including the Trust) is a party or by which it or any of them may be bound, or to which any of the property or assets of the Guarantor or any subsidiary of the Guarantor (including the Trust) is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Guarantee Agreement, the Trust Agreement, the Indenture and the ICONs and the issuance and delivery of the Securities by the Trust and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Guarantor with its obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary Trust or corporate action, as applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any subsidiary of the Guarantor (including the Trust) pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or other organizational documents of the Guarantor or any subsidiary of the Guarantor (including the Trust) or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Guarantor or any subsidiary of the Guarantor or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Guarantor or any subsidiary of the Guarantor (including the Trust).

          (xix) Absence of Labor Dispute. No labor dispute with the employees of the Guarantor or any subsidiary of the Guarantor exists or, to the knowledge of the Guarantor, is imminent, and the Guarantor is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

          (xx) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Guarantor or any of the subsidiaries of the

     Guarantor (including the Trust), threatened, against or affecting the Guarantor or any subsidiary of the Guarantor (including the Trust), which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the performance by the Trust and the Guarantor of their obligations hereunder and the consummation of the transactions contemplated hereby; the aggregate of all pending legal or governmental proceedings to which the Guarantor or any subsidiary of the Guarantor (including the Trust) is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, is not reasonably expected to result in a Material Adverse Effect.

          (xxi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xxii) Possession of Intellectual Property. Except as otherwise described in the General Disclosure Package and the Prospectus, the Guarantor and the subsidiaries of the Guarantor owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Trust, the Guarantor nor any of the subsidiaries of the Guarantor has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Guarantor or any of the subsidiaries of the Guarantor therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xxiii) Absence of Manipulation. Neither the Guarantor nor any affiliate of the Guarantor has taken, nor will the Guarantor or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Guarantor to facilitate the sale or resale of the Securities.

          (xxiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Guarantor of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Guarantor, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act.

          (xxv) Possession of Licenses and Permits. The Guarantor and the subsidiaries of the Guarantor (including the Trust) possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Trust, the Guarantor and the subsidiaries of the Guarantor are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a

     Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Trust, the Guarantor nor any of the subsidiaries of the Guarantor has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xxvi) Title to Property. The Guarantor and the subsidiaries of the Guarantor (including the Trust) have good and marketable title to all real property owned by the Guarantor and the subsidiaries of the Guarantor (including the Trust) and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as
     (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Guarantor or any of the subsidiaries of the Guarantor (including the Trust); and all of the leases and subleases material to the business of the Guarantor and the subsidiaries of the Guarantor (including the Trust), considered as one enterprise, and under which the Trust, the Guarantor or any of the subsidiaries of the Guarantor holds properties described in the Prospectus, are in full force and effect, and neither the Guarantor nor any subsidiary of the Guarantor (including the Trust) has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Guarantor or any subsidiary of the Guarantor (including the Trust) under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Guarantor or such subsidiary of the Guarantor (including the Trust) to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxvii) Accurate Statements. The statements set forth in the base prospectus included in the Registration Statement under the captions "About National City Corporation," "About the Trusts," "Description of Junior Subordinated Debt Securities," "Description of Capital Securities," and "Description of the Guarantee" and the statements set forth in the General Disclosure Package and Prospectus under the captions "National City Corporation," "National City Capital Trust II," "Certain Terms of the Capital Securities," "Certain Terms of the ICONs," "Relationship Among the Capital Securities, the ICONs and the Guarantee," "Material United States Federal Income Tax Consequences," "Underwriting" are accurate and fair summaries.

          (xxix) Investment Company Act. The Trust is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as, an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act") and the Guarantor is not, and after giving effect to the issuance of the ICONs and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus will not be an "investment company" that is required to be registered under the 1940 Act.

          (xxx) Accounting Controls and Disclosure Controls. The Guarantor and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management's general or specific authorization;
     (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Guarantor's most recent audited fiscal year, there has been (I) no material weakness in the Guarantor's internal control over financial reporting (whether or not remediated) and (II) no change in the Guarantor's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor's internal control over financial reporting.

          The Guarantor and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Guarantor in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Guarantor's management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

          (xxxi) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Guarantor or any of the Guarantor's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

          (xxxii) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under
     Section 8(d) or 8(e) of the 1933 Act, and the Trust or the Guarantor is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

          (xxxiii) Money Laundering Laws. The operations of the Guarantor and its subsidiaries have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Guarantor, threatened.

          (xxxiv) OFAC Proceedings. None of the Trust, the Guarantor, any of its subsidiaries or, to the knowledge of the Guarantor, any director, officer, agent, employee (in their capacities as such) or affiliate of the Guarantor or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"); and the Guarantor will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

     (b) Officer's Certificates. Any certificate signed by any officer of the Trust or the Guarantor or any of the subsidiaries of the Guarantor delivered to the Representatives or to counsel for the

     Underwriters shall be deemed a representation and warranty by the Trust or the Guarantor to each Underwriter as to the matters covered thereby.

          SECTION 2. Sale and Delivery to Underwriters; Closing.

     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust at the Purchase Price, the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Trust, at 9:00 A.M. (Eastern time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Guarantor (such time and date of payment and delivery being herein called "Closing Time").

     Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust, through the facilities of The Depository Trust Company ("DTC") against delivery to the Representatives for the respective accounts of the Underwriters of the Securities. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. Each time and date of such payment and delivery of the Securities, including any payment and delivery pursuant to the exercise of the Overallotment Option by the Underwriters, is herein referred to as a "Closing Time".

     (c) Certificates. The Trust will cause the certificates representing the Securities to be made available for checking and packaging not later than 10:00 A.M. (Eastern Time) on the business day prior to the Closing Time at the office of DTC or its designated custodian.

          SECTION 3. Covenants of the Guarantor and the Trust. The Guarantor and the Trust, jointly and severally, covenant with each Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Guarantor and the Trust, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of the Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Guarantor or the Trust becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Guarantor and the Trust will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Guarantor and the Trust will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Guarantor and the Trust shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the "Calculation of Registration Fee" table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

     (b) Filing of Amendments and Exchange Act Documents; Preparation of Final Term Sheet. The Guarantor and the Trust will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either the Preliminary Prospectus (including the base prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Guarantor and the Trust will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Guarantor and the Trust has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Guarantor and the Trust will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Guarantor and the Trust will prepare a final term sheet (the "Final Term Sheet") reflecting the final terms of the Securities as set forth in Schedule B hereto, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an "issuer free writing prospectus" pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Guarantor and the Trust shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object.

     (c) Delivery of Registration Statements. The Guarantor and the Trust have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Guarantor and the Trust have delivered to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter reasonably requested, and the Guarantor and the Trust hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Guarantor and the Trust will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Guarantor will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Guarantor and the Trust, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Guarantor and the Trust will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Guarantor and the Trust will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Guarantor and the Trust will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Guarantor and the Trust will promptly notify Merrill Lynch and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

     (f) Blue Sky Qualifications. The Guarantor and the Trust will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Guarantor and the Trust shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Guarantor and the Trust will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

     (g) Rule 158. The Guarantor will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Guarantor will use the net proceeds received by it from the sale of the ICONs and to cause the Trust to use the net proceeds received by the Trust from the sale of Securities pursuant to this Agreement, in the manner specified in the Prospectus under the caption "Use of Proceeds," and to further cause the Trust to comply with the provisions of this Section that are applicable to it, including paragraph (h).

     (i) Listing. The Guarantor and the Trust will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

     (j) Restriction on Sale of Securities. During a period of 30 days from the date of the Purchase Agreement, the Guarantor and the Trust will not offer, sell, contract to sell or otherwise dispose of any securities, any other beneficial interest in the assets of the Trust, or any other securities of the Trust or any other similar trust, which are substantially similar to the Securities, including any guarantee of such securities, or any junior subordinated debentures of the Guarantor issued to the Trust or other similar trust, or any securities convertible into or exchangeable for or representing the right to receive securities, or any such substantially similar securities of the Trust or any other similar trust, or any junior subordinated debentures of the Guarantor issued to the Trust or other similar trust, without the prior written consent of the Representatives; provided nothing in this paragraph shall restrict the Guarantor from assuming any liabilities under such securities that are outstanding in connection with any merger or acquisition.

     The Guarantor will issue the Guarantee and the ICONs concurrently with the issue and sale of the Securities as contemplated herein.

     (k) Reporting Requirements. The Guarantor, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (l) Issuer Free Writing Prospectuses. The Guarantor and the Trust, each represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Guarantor and the Trust and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(b), the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Guarantor and the Trust and the Representatives is hereinafter referred to as a "Permitted Free Writing Prospectus." The Guarantor and the Trust, each represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

          SECTION 4. Payment of Expenses.

     (a) Expenses. The Guarantor will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among

Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Guarantor's and the Trust's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of the Preliminary Prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the ICONs, the Trust Agreement and the Securities, (ix) the costs and expenses of the Guarantor and the Trust relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Guarantor and the Trust and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show and (x) any fees payable in connection with the rating of the Securities, and (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Guarantor and the Trust shall reimburse the Underwriters for all of their out of pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Guarantor and the Trust contained in
Section 1 hereof or in certificates of any officer of the Guarantor and the Trust or any subsidiary of the Guarantor delivered pursuant to the provisions hereof, to the performance by the Trust and the Guarantor of their covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule
430B). The Guarantor shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the "Calculation of Registration Fee" table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

     (b) Opinion of Counsel for the Trust and the Guarantor. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Jones Day, as special counsel for the Trust and the Guarantor, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (c) Opinion of Counsel for the Guarantor. At Closing Time, the Representatives shall have received an opinion of National City Corporation Law Department, counsel for the Guarantor, dated as of Closing Time and addressed to the Underwriters, to the effect set forth in Exhibit A-2 and to such further effect as counsel to the Underwriters may reasonably request.

     (d) Opinion of Special Tax Counsel for the Trust and the Guarantor(e). At Closing Time, the Representatives shall have received an opinion of Jones Day, as special tax counsel for the Trust and the Guarantor, dated as of Closing Time and addressed to the Underwriters, to the effect set forth in Exhibit A-3 and to such further effect as counsel to the Underwriters may reasonably request.

     (e) Opinion of Special Delaware Counsel for the Trust and the Guarantor(f). At Closing Time, the Representatives shall have received an opinion of Richards, Layton & Finger, P.A., as special Delaware counsel for the Trust and the Guarantor, dated as of Closing Time and addressed to the Underwriters, to the effect set forth in Exhibit A-4 and to such further effect as counsel to the Underwriters may reasonably request.

     (f) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Trust or the Guarantor and the subsidiaries of the Guarantor and certificates of public officials.

     (g) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or of the Guarantor and the subsidiaries of the Guarantor considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Administrative Trustees with respect to the Trust and a certificate of the President or a Vice President of the Guarantor and of the chief financial or chief accounting officer of the Guarantor, each dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Trust and the Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission and (v) that there has been no downgrading, nor any notice given of any potential or intended downgrading, or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Trust's securities or the Guarantor's securities by any nationally recognized statistical rating organization.

     (h) Accountant's Comfort Letter. At the Applicable Time, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (i) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (j) Maintenance of Rating. At Closing Time, the Securities shall be rated at least A3 by Moody's Investor's Service Inc., BBB+ by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and A+ by Fitch Ratings, and the Guarantor shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Guarantor's other securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review with possible adverse ratings implications, its rating of the Securities or any of the Guarantor's other securities.

     (k) Trustee's Certificate. The Representatives shall have received on the Closing Time a certificate of The Bank of New York Trust Company, N.A., as Indenture, Guarantee and Property Trustee, and of The Bank of New York (Delaware), as Delaware Trustee.

     (l) Authorization of the Guarantor Agreements. The Guarantor Agreements shall have been duly authorized, executed and delivered, in each case in a form reasonably satisfactory to the Representatives.

     (m) Approval of Listing. At Closing Time, the application to list the Securities on the New York Stock Exchange, subject only to official notice of issuance shall have been made.

     (n) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Trust and the Guarantor in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Trust and the Guarantor at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

          SECTION 6. Indemnification.

     (a) Indemnification of Underwriters. The Guarantor and the Trust agree, jointly and severally, to indemnify and hold harmless each Underwriter, its officers, directors and affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the prior written consent of the Guarantor or the Trust;

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Guarantor or the Trust by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) Indemnification of the Guarantor, the Trust, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Guarantor and the Trust, each of their respective directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Guarantor or the Trust within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the Preliminary Prospectus, any Issuer Free

Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Guarantor or the Trust by such Underwriter through Merrill Lynch expressly for use therein.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Guarantor or the Trust. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 7. Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Guarantor or the Trust on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Guarantor or the Trust on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Guarantor or the Trust on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Guarantor or the Trust and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

     The relative fault of the Guarantor or the Trust on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Guarantor or the Trust or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Each of the Guarantor, the Trust and the Underwriters agrees that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Guarantor or trustee of the Trust, their officers who signed the Registration Statement, and each person, if any, who controls the Guarantor or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Guarantor or the Trust. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

          SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of trustees of the Trust, officers of the Guarantor or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Guarantor or the Trust, and (ii) delivery of and payment for the Securities.

          SECTION 9. Termination of Agreement.

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Trust and the Guarantor, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Guarantor and the subsidiaries of the Guarantor considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Guarantor has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:

               (a) if the number of Defaulted Securities does not exceed 10% of the aggregate number of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non defaulting Underwriters, or

               (b) if the number of Defaulted Securities exceeds 10% of the aggregate number of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Trust or the Guarantor shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

          SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Trust or the Guarantor (and each employee, representative, trustee or other agent, as the case may be, of the Trust or the Guarantor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Trust or the Guarantor relating to such tax treatment and tax structure. For purposes of the foregoing, the term "tax treatment" is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term "tax structure" includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

          SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 4 World Financial Center, New York, New York 10080, attention of General Counsel; notices to the Trust and/or the Guarantor shall be directed to it at 1900 East Ninth Street, Cleveland, Ohio 44114, attention of General Counsel and Secretary.

          SECTION 13. No Advisory or Fiduciary Relationship. The Trust and the Guarantor each acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Trust and the Guarantor, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Trust or the Guarantor, or their stockholders, creditors, employees, trustees or any other party, as the case may be, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Trust or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Trust or the Guarantor on other matters), and no Underwriter has any obligation to the Trust or the Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Trust or the Guarantor, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Trust and the Guarantor each has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

          SECTION 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Trust, the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.

          SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Trust, the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Trust, the Guarantor and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Trust, the Guarantor and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                            [Signature pages follow]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust and the Guarantor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Guarantor in accordance with its terms.

                                      Very truly yours,

                                      NATIONAL CITY CORPORATION, as
                                      Guarantor


                                      By: /s/ Thomas A. Richlovsky
                                          ------------------------------------
                                      Title: Senior Vice President and Treasurer
                                             ---------------------------------
                                      Name: Thomas A. Richlovsky
                                            ----------------------------------


                                      NATIONAL CITY CAPITAL TRUST II

                                      By: National City Corporation, as
                                          Sponsor


                                      By: /s/ Thomas A. Richlovsky
                                          ------------------------------------
                                      Title: Administrative Trustee
                                             ---------------------------------
                                      Name: Thomas A. Richlovsky
                                            ----------------------------------

CONFIRMED AND ACCEPTED, as
   of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
   INCORPORATED
UBS SECURITIES LLC

By: MERRILL LYNCH & CO.
    MERRILL LYNCH, PIERCE,
    FENNER & SMITH
       INCORPORATED


By /s/ Jason Braunstein
   ----------------------------------
   Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                       Number of
         Name of Underwriter                                          Securities
         -------------------                                          ----------
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated....................................................    5,550,000
UBS Securities LLC.................................................    5,550,000
Citigroup Global Markets Inc. .....................................    5,475,000
Morgan Stanley & Co. Incorporated..................................    5,475,000
Wachovia Capital Markets, LLC......................................    5,475,000
Banc of America Securities LLC.....................................      225,000
Credit Suisse Securities (USA) LLC.................................      225,000
Keefe, Bruyette & Woods, Inc. .....................................      225,000
NatCity Investments, Inc. .........................................      225,000
Sandler O'Neill & Partners, L.P. ..................................      225,000
A.G. Edwards & Sons, Inc. .........................................      100,000
Charles Schwab & Co. Inc. .........................................      100,000
Deutsche Bank Securities Inc. .....................................      100,000
H&R Block Financial Advisors, Inc. ................................      100,000
Morgan Keegan & Company, Inc. .....................................      100,000
Oppenheimer & Co. Inc. ............................................      100,000
RBC Dain Rauscher Inc. ............................................      100,000
TD Ameritrade, Inc. ...............................................      100,000
B.C. Ziegler and Company...........................................       50,000
Crowell, Weedon & Co. .............................................       50,000
D.A. Davidson & Co. ...............................................       50,000
Davenport & Company LLC............................................       50,000
J.J.B. Hilliard, W.L. Lyons, Inc. .................................       50,000
Janney Montgomery Scott LLC........................................       50,000
Raymond James & Associates, Inc. ..................................       50,000
Sterne, Agee & Leach, Inc. ........................................       50,000
Stifel, Nicolaus & Company, Incorporated...........................       50,000
Wedbush Morgan Securities Inc. ....................................       50,000
William Blair & Company, L.L.C. ...................................       50,000

Total..............................................................   30,000,000


                                     Sch A-1

                                   SCHEDULE B

                     ISSUER GENERAL FREE WRITING PROSPECTUS

                             (NATIONAL CITY(R) LOGO)

                                Final Term Sheet

ISSUER:                             National City Capital Trust II

GUARANTOR:                          National City Corporation (Ticker: NCC)

SIZE: $750 million (30 million trust preferred securities)

OVERALLOTMENT OPTION:               $112.5 million (4.5 million trust
                                    preferred securities)

EXPECTED RATINGS:                   A3/BBB+/A+ (Moody's / S&P / Fitch)

SCHEDULED MATURITY DATE:            November 15, 2036

FINAL MATURITY DATE:                November 15, 2066

COUPON/DISTRIBUTION RATE:           6.625% per annum until Scheduled Maturity
                                    Date and one-month LIBOR plus 2.290%
                                    thereafter until Final Maturity Date, unless
                                    called or repaid earlier

COUPON/DISTRIBUTION DATES:          15th of each February, May, August and
                                    November until Scheduled Maturity Date and
                                    monthly thereafter until Final Maturity
                                    Date, unless called or repaid earlier

FIRST COUPON/DISTRIBUTION DATE:     February 15, 2007

FIRST CALL DATE:                    November 15, 2011

LIQUIDATION AMOUNT / PAR:           $25 per trust preferred security

PRICING DATE:                       October 27, 2006

SETTLE DATE (T+5):                  November 3, 2006

EXPECTED LISTING:                   NYSE

PUBLIC OFFERING PRICE:              100%/$25 per trust preferred security

NET PROCEEDS (BEFORE EXPENSES) TO   $726,375,000, subject to an increase of $
ISSUER:                             0.2875 per trust security for sales of more
                                    than 20,000 trust preferred securities to a
                                    single purchaser

SOLE BOOK-RUNNER:                   Merrill Lynch, Pierce, Fenner & Smith Inc.
                                    (1-877-858-5407)

JOINT LEAD:                         UBS Securities LLC (1-888-722-9555)

SR. CO-MANAGERS:                    Citigroup Global Markets Inc.
                                    (1-877-858-5407)
                                    Morgan Stanley & Co.
                                    Incorporated (1-866-718-1649)
                                    Wachovia Capital Markets, LLC
                                    (1-800-326-5897)

JR. CO-MANAGERS:                    Banc of America Securities LLC
                                    Credit Suisse Securities (USA) LLC
                                    Keefe, Bruyette & Woods, Inc.
                                    NatCity Investments, Inc.
                                    Sandler O'Neill & Partners, L.P.

CUSIP/ISIN:                         63540T200 / US63540T2006

THE ISSUER HAS FILED A REGISTRATION STATEMENT, INCLUDING A PROSPECTUS, WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING MERRILL LYNCH & CO. TOLL-FREE 1-800-248-3580 OR UBS SECURITIES LLC TOLL-FREE AT 1-888-722-9555 EXT. 1088.


                                     Sch B-1

                                   SCHEDULE C

                             SIGNIFICANT SUBSIDIARY

NATIONAL CITY BANK


                                     Sch C-1